EXHIBIT 7.1

CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES FOR THE FISCAL YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

Portuguese GAAP - Excluding Interest on Deposits

                                                                                    On December 31,
                                                                       ------------------------------------------
                                                                         2002            2001              2000
                                                                       --------       ----------       ----------
                                                                                (in thousands of euros)
Net income                                                              272,721          571,672          505,498
Minority interests                                                       70,738           90,265          173,046
Income taxes                                                             55,379           84,455          129,698
Extraordinary items (net)                                              (108,603)         (58,572)        (188,441)
Losses on equity investments                                               (820)          (1,393)          (4,744)
                                                                       --------       ----------       ----------

Pre-tax income before minority interests, extraordinary items and
     equity earnings of associates                                      291,055          689,213          624,545
                                                                       --------       ----------       ----------

Fixed Charges excluding deposit interest                                598,286          592,129          433,735
Rental expense                                                          100,606           93,421           83,279
Amortization of debt expense                                                 --               --               --
Interest capitalized                                                         --               --               --
Preference stock dividends                                               72,205           79,502           90,203
                                                                       --------       ----------       ----------

Total Fixed Charges                                                     771,097          765,052          607,217
                                                                       --------       ----------       ----------

Earnings before fixed charges (excluding preference shares)             989,947        1,374,763        1,141,559
                                                                       ========       ==========       ==========

Ratio of Earnings to Fixed Charges                                          1.3              1.8              1.9

Portuguese GAAP - Including Interest on Deposits

                                                                                     On December 31,
                                                                       --------------------------------------------
                                                                          2002             2001             2000
                                                                       ----------       ----------       ----------
                                                                                   (in thousands of euros)
Net income                                                                272,721          571,672          505,498
Minority interests                                                         70,738           90,265          173,046
Income taxes                                                               55,379           84,455          129,698
Extraordinary items (net)                                                (108,603)         (58,572)        (188,441)
Losses on equity investments                                                 (820)          (1,393)          (4,744)
                                                                       ----------       ----------       ----------

Pre-tax income before minority interests, extraordinary items and
     equity earnings of associates                                        291,055          689,213          624,545
                                                                       ----------       ----------       ----------

Fixed Charges including deposit interest                                1,661,703        2,044,666        1,792,226
Rental expense                                                            100,606           93,421           83,279
Amortization of debt expense                                                   --               --               --
Interest capitalized                                                           --               --               --
Preference stock dividends                                                 72,205           79,502           90,203
                                                                       ----------       ----------       ----------

Total Fixed Charges                                                     1,834,514        2,217,589        1,965,708
                                                                       ----------       ----------       ----------

Earnings before fixed charges (excluding preference shares)             2,053,364        2,827,300        2,500,050
                                                                       ==========       ==========       ==========

Ratio of Earnings to Fixed Charges                                            1.1              1.3              1.3

U.S. GAAP - Excluding Interest on Deposits

                                                                                   On December 31,
                                                                       ----------------------------------------
                                                                         2002            2001            2000
                                                                       --------       ----------       --------
                                                                                (in thousands of euros)
Net income                                                             (738,091)      (1,403,789)      (381,057)
Minority interests                                                       69,085           89,049        173,252
Income taxes                                                            (51,500)        (238,759)        83,279
Extraordinary items (net)                                              (108,603)         (58,572)      (188,441)
Losses on equity investments                                               (820)          (1,393)        (4,744)
                                                                       --------       ----------       --------

Pre-tax income before minority interests, extraordinary items and
     equity earnings of associates                                     (828,289)      (1,610,678)      (308,223)
                                                                       --------       ----------       --------

Fixed Charges excluding deposit interest                                598,286          592,129        433,735
Rental expense                                                          100,606           93,421         83,279
Amortization of debt expense                                                 --               --             --
Interest capitalized                                                         --               --             --
Preference stock dividends                                               72,205           79,502         90,203
                                                                       --------       ----------       --------

Total Fixed Charges                                                     771,097          765,052        607,217
                                                                       --------       ----------       --------

Earnings before fixed charges (excluding preference shares)            (129,397)        (925,128)       208,791
                                                                       ========       ==========       ========

Ratio of Earnings to Fixed Charges                                         (0.2)            (1.2)           0.3

U.S. GAAP - Including Interest on Deposits

                                                                                     On December 31,
                                                                       --------------------------------------------
                                                                          2002             2001             2000
                                                                       ----------       ----------       ----------
                                                                                  (in thousands of euros)
Net income                                                               (738,091)      (1,403,789)        (381,057)
Minority interests                                                         69,085           89,049          173,252
Income taxes                                                              (51,500)        (238,759)          83,279
Extraordinary items (net)                                                (108,603)         (58,572)        (188,441)
Losses on equity investments                                                 (820)          (1,393)          (4,744)
                                                                       ----------       ----------       ----------

Pre-tax income before minority interests, extraordinary items and
     equity earnings of associates                                       (828,289)      (1,610,678)        (308,223)
                                                                       ----------       ----------       ----------

Fixed Charges including deposit interest                                1,661,703        2,044,666        1,792,226
Rental expense                                                            100,606           93,421           83,279
Amortization of debt expense                                                   --               --               --
Interest capitalized                                                           --               --               --
Preference stock dividends                                                 72,205           79,502           90,203
                                                                       ----------       ----------       ----------

Total Fixed Charges                                                     1,834,514        2,217,589        1,965,708
                                                                       ----------       ----------       ----------

Earnings before fixed charges (excluding preference shares)               934,020          527,409        1,567,282
                                                                       ==========       ==========       ==========

Ratio of Earnings to Fixed Charges                                            0.5              0.2              0.8


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